SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        April 23, 2002
                                                 -----------------------------

                                 ProLogis Trust
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               (Exact Name of Registrant as Specified in Charter)


         Maryland                   1-12848                   74-2604728
(State or Other Jurisdiction      (Commission                (IRS Employer
     of Incorporation)            File Number)            Identification No.)



                              14100 East 35th Place
                              Aurora, Colorado 80011
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:       (303) 375-9292
                                                    --------------------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On April 23, 2002 ProLogis Trust ("ProLogis") determined to dismiss Arthur Andersen LLP as ProLogis' independent auditors and engaged KPMG LLP to serve as ProLogis' independent auditors for 2002. This determination was approved by the Board of Trustees of ProLogis upon the recommendation of the Audit Committee of the Board of Trustees.

         During the years ended December 31, 2001 and 2000 and through the date of this report, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

         The audit reports of Arthur Andersen LLP on ProLogis' consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within ProLogis' two most recent fiscal years and through the date hereof.

         ProLogis has provided Arthur Andersen LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen LLP's letter, dated April 23, 2002, stating its agreement with such statements.

         During the years ended December 31, 2001 and 2000 and through the date hereof, ProLogis did not consult KPMG LLP regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

         16.1. Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 23, 2002.

         99.1   Press release dated April 23, 2002 of ProLogis Trust.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PROLOGIS TRUST



                                 By:      /s/  K. Dane Brooksher
                                     ------------------------------------
                                               K. Dane Brooksher
                                     Chairman and Chief Executive Officer






April 23, 2002

                                                                   EXHIBIT 16.1




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 23, 2002

Dear Sir/Madam:

We have read the first five (5) paragraphs of Item 4 included in the Current Report on Form 8-K dated April 23, 2002, of ProLogis Trust, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

cc: Mr. K. Dane Brooksher, Chairman and Chief Executive Officer, ProLogis Trust

                                                                   EXHIBIT 99.1


                                   ProLogis(R)
                        The Global Distribution Solution



N e w s  R e l e a s e
                                    Contact:  Investor Relations (800) 820-0181
                         Analyst/Media Contact:  Melissa Marsden (303) 576-2622



                  PROLOGIS SELECTS KPMG AS INDEPENDENT AUDITORS

Denver -- April 23, 2002 - ProLogis (NYSE: PLD), a leading global provider of distribution services and facilities, announced today that its Board of Trustees has appointed KPMG LLP as the company's independent auditors, replacing Arthur Andersen LLP.

"Arthur Andersen has been ProLogis' independent auditor since its inception in 1991 and has worked with the company and its affiliates in both North America and Europe. During that time, Andersen has provided exemplary services delivered with both professionalism and integrity," said Walter C. Rakowich, ProLogis' chief financial officer. "We thank Arthur Andersen for all of their outstanding efforts over the years on behalf of ProLogis, and particularly thank the individuals with whom we have had the pleasure of working."






ProLogis is a leading global provider of integrated distribution facilities and services, with 1,271 distribution facilities owned, operating and under development throughout North America, Europe and Japan. ProLogis has built and continues to expand the industry's first and only global network of distribution facilities with the primary objective to increase shareholder value. The company expects to achieve this objective through the ProLogis Operating System(R) and its commitment to be `The Global Distribution Solution' by providing exceptional corporate distribution services and facilities to meet customer expansion and reconfiguration needs globally. As of December 31, 2001, ProLogis owned, managed or had under development a total of 206.1 million square feet (19.2 million square meters) of distribution facilities in 99 global markets.